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                                                                   EXHIBIT 10.22

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Second Amendment"), is dated as of January 21, 1998, by and between the following parties:

        LENDER/SECURED PARTY:   NTFC CAPITAL CORPORATION, a Delaware corporation
                                with offices at 220 Athens Way, Nashville,
                                Tennessee 37228 and its assigns ("NTFC")

        LENDER/SECURED PARTY:   EXPORT DEVELOPMENT CORPORATION, a corporation
                                established by an Act of Parliament of
                                Canada with its principal place of business at 151 O'Connor, Ottawa, Canada K1A 1K3 ("EDC")

        BORROWER/DEBTOR:        IXC CARRIER, INC., a Nevada corporation with its
                                principal place of business at 1122 South
                                Capital of Texas Hwy., Austin, Texas 78746
                                ("Borrower")

        GUARANTOR:              IXC COMMUNICATIONS, INC., a Delaware corporation
                                with its principal place of business at 1122
                                South Capital of Texas Hwy., Austin, Texas 78746
                                ("Guarantor")

This Second Amendment changes only the terms referenced herein of the Loan and Security Agreement -between the parties thereto dated as of July 18, 1997, as amended by the First Amendment to Loan and Security Agreement dated as of December 23, 1997 ("First Amendment") (collectively, the "Agreement"), and except as expressly amended hereby, the Agreement, including the exhibits and schedules attached thereto, and all other documents executed in connection therewith, remain in full force and effect as executed. Any terms not otherwise defined herein shall have the meanings given them in the Agreement.

                                R E C I T A L S:

        A. The parties have entered into the Agreement, providing for extensions of credit to Borrower for the purposes stated therein.

        B. A portion of the Advances permitted under the Agreement have been funded, but a portion remain unfunded because certain Landlord Consents have not yet been obtained by Borrower. Therefore, the Financing Termination Date under the Agreement must be extended.

        C. NTFC and EDC remain willing to make Advances to Borrower upon the receipt of additional Landlord Consents and upon the other terms and conditions set forth in the Agreement as amended by this Second Amendment, and Borrower desires to continue to borrow funds under the Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   T E R M S:

        The following provisions of the Agreement are hereby amended:

        1. Exhibit A-1 and Exhibit A-2 attached hereto shall be attached to the Agreement in replacement of Exhibit A originally attached to the Agreement, and new Notes shall be executed in replacement of the outstanding Notes.


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        2. Schedule 2.02 attached hereto shall be attached to the Agreement in replacement of the Schedule 2.02 attached to the Agreement with the First Amendment.

        IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan and Security Agreement by their duly authorized representatives:

LENDER:                                        BORROWER:

NTFC CAPITAL CORPORATION                       IXC CARRIER, INC.


By: /s/ L.W. Middleton                         By: /s/ Stuart K. Coppens

TITLE: Secretary                               TITLE: Vice President Finance/CAO

DATE: 1/26/98                                  DATE: 1/21/98

LENDER:                                        GUARANTOR:

EXPORT DEVELOPMENT CORPORATION                 IXC COMMUNICATIONS, INC.


By: /s/ Bruce Dunlop                           By: /s/ Stuart K. Coppens

TITLE: Financial Services Manager              TITLE: Vice President Finance/CAO

DATE: 2/4/98                                   DATE: 1/21/98


By: /s/ Stephen Davies

TITLE: International Contracts Specialist

DATE:  2/4/98


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                                                                SCHEDULE 2.02 TO
                                                     LOAN AND SECURITY AGREEMENT

                         PAYMENT TERMS AND GOVERNING LAW


        "Conversion Date": the Financing Termination Date.

        "Financing Termination Date": March 31, 1998.

        "Initial Payment Date": June 30, 1998.

        "Interest Only Period": the period beginning on the First Borrowing Date and continuing through March 31, 1998.

        "Interest Payment Date": the last Business Day of each Calendar Quarter.

        "Interest Rate": a fixed interest rate equal to the lesser of (i) the five (5) year constant maturity Treasury Bill rate as quoted in the Federal Reserve Statistical Release H.15 report on the last business day of the week ending two weeks prior to the week of the Borrowing Date plus 320 basis points ("Interest Rate") expressed as an annual rate of interest, compounded monthly, and calculated on the basis of a 360- day year, or (ii) the maximum permissible rate under applicable law in effect at any time.

        So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by 75 basis points when the Guarantor's public debt rating as of any Payment Date equals or exceeds Standard and Poor's BBB- rating.

        So long as no event of default has occurred and is continuing, the Interest Rate applying to each Advance shall be reduced (on a one-time basis) by an additional 25 basis points when the Guarantor's public debt rating as of any Payment Date equals or exceeds Standard and Poor's BBB rating.

        If, after the Guarantor attains a BBB rating, the Guarantor's debt rating is subsequently downgraded from BBB (but not less than BBB-) as of any Payment Date, then the Interest Rate applying to each Advance will be increased by 25 basis points. If the Guarantor's debt rating is further downgraded as of any Payment Date below BBB-, then the Interest Rate applying to each Advance will be increased by an additional 75 basis points.

        "Maturity Date": March 31, 2003, on which date all outstanding principal, accrued and unpaid interest, premiums, expenses, fees, penalties and all other unpaid charges due under the Note and this Agreement shall be finally due and payable.

        "Payment Date": the Initial Payment Date and the last Business Day of each Calendar Quarter thereafter.

        "Second Amendment to Disclosure Schedule": the Second Amendment Dated as of January 22, 1998 to IXC Communications, Inc. Disclosure Schedule, attached hereto and hereby made a part of the Agreement.


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